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ATTN: Business/Financial Editors	Kathleen Cardoza
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Nuveen Insured Premium Income Municipal Fund 2

Announces Intent to Commence Private Offering of VRDP Shares

•	Up To $219 Million Offering Available only to Qualified Institutional Buyers

•	Part of Plan to Redeem all the Fund’s Outstanding ARPS

CHICAGO, July 9, 2008 – The Nuveen Insured Premium Income Municipal Fund 2, a diversified closed-end management investment company registered under the Investment Company Act of 1940 (NYSE: NPX) announced today its intent to commence a private offering of up to $219 million of Variable Rate Demand Preferred (VRDP) shares. The VRDP will be offered only to qualified institutional buyers, such as money market funds, as defined pursuant to Rule 144A under the Securities Act of 1933.

Proceeds from the offering are expected to be used, in conjunction with proceeds from the creation of tender option bond (TOB) trusts by the fund, to redeem all of the fund’s outstanding auction-rate preferred shares (ARPS) totaling $268.9 million. The fund is seeking to complete the offering within 30 days at which time a formal redemption notice for the ARPS will be issued.

The VRDP shares will include a liquidity feature that allows holders of VRDP to have their shares purchased by a liquidity provider in the event that sell orders have not been matched with purchase orders in a remarketing. The liquidity feature initially will be provided by Deutsche Bank AG, acting through its New York Branch. VRDP dividends will be set weekly at a rate established by a remarketing agent. Conditions to the fund’s issuance of VRDP will include the receipt of short-term credit ratings for the

VRDP that are in the highest rating category from two nationally recognized statistical rating organizations (NRSROs) and the receipt of a long-term rating that is in the highest rating category from one NRSRO.

This notice is being provided pursuant to Regulation FD (fair disclosure) to ensure the fund’s common and preferred shareholders have been informed of the fund’s intention to issue VRDP and to redeem its outstanding ARPS. No assurance can be given that the fund will be able to successfully complete an offering of VRDP. The fund’s ability to complete an offering will depend on market conditions, the willingness of tax-exempt money market funds and/or other institutional investors to invest in VRDP, obtaining necessary ratings for the VRDP, the need to comply with applicable laws and regulations, and the agreement by all parties, including the liquidity provider and others, to final terms of the transaction, among other factors.

No VRDP shares or TOBs have been registered under the Securities Act of 1933 (the Securities Act) or any state securities laws. Unless so registered, no VRDP shares or TOBs may be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

FORWARD LOOKING STATEMENTS

Certain statements made in this release are forward-looking statements. Actual future results or occurrences may differ significantly from those anticipated in any forward-looking statements due to numerous factors. These include, but are not limited to:

o	the acceptance by qualified institutional buyers of VRDP as an appropriate investment;
o	the acceptance by the market, and demand for, VRDP in amounts sufficient for the fund to refinance all or a portion of its outstanding ARPS;
o	the need to obtain the agreement of all parties to the final terms of the offering of VRDP, including the liquidity provider;
o	other legal and regulatory developments; and
o	other additional risks and uncertainties.

Nuveen and the closed-end funds managed by Nuveen and its affiliates undertake no responsibility to update publicly or revise any forward-looking statements.

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